Exhibit 99.2

Unaudited Pro Forma Combined Consolidated Financial Statements of USA Technologies,  Inc.

Pursuant to the Agreement and Plan of Merger dated November 6, 2017 (“Merger Agreement”), USA Technologies, Inc. (the “Company”) completed its  acquisition of Cantaloupe Systems, Inc. (“Cantaloupe”) for approximately $85.0 million in aggregate consideration, net of cash acquired (the “Acquisition”) on November 9, 2017.

The Company paid $65.2 million in cash (“Cash Consideration”) and issued 3,423,367 shares of the Company’s common stock (“USAT Shares”) with a fair value as determined under the Merger Agreement of $19.8 million (collectively, “Merger Consideration”) as consideration for all of the issued and outstanding shares of stock, options, and warrants of Cantaloupe. The Cash Consideration is subject to certain post-closing adjustments, including with respect to the Company’s net working capital, as set forth in the Merger Agreement. Pursuant to an Escrow Agreement, 1,496,707 of the USAT Shares, with a value of $8.7 million as determined under the Merger Agreement, were not delivered to the former stockholders or warrantholders of Cantaloupe but are to be held in escrow for a minimum of fifteen months following the Acquisition as partial security for certain indemnification obligations of the former stockholders and warrantholders of Cantaloupe under the Merger Agreement.

In order to partially finance the Acquisition, the Company entered into a credit agreement with JPMorgan Chase Bank, N.A. (the “Financing” and together with the Acquisition, the “Transactions”), as the lender and administrative agent for the lender, pursuant to which the JPMorgan Chase Bank (i) made a $25.0 million term loan to the Company (“Term Loan”) and (ii) provided the Company with a revolving line of credit (“Line of Credit”) under which the Company may borrow revolving credit loans in an aggregate principal amount not to exceed $12.5 million at any time.  The proceeds of the Term Loan ($25.0 million) and borrowings under the Line of Credit ($10.0 million), in an aggregate principal amount equal to $35.0 million, were used by the Company to finance a portion of the purchase price for the acquisition of Cantaloupe  and repay the Company’s existing indebtedness to Heritage Bank of Commerce (the “Heritage Line of Credit”).

As used herein, the terms the “Company”, “USAT”, “we”, and “our” refer to USA Technologies, Inc., and where applicable, its consolidated subsidiaries. The unaudited combined consolidated pro forma financial statements presented in this Form 8-K/A should be read in conjunction with the accompanying notes. In addition, the unaudited pro forma combined consolidated financial statements were based on and should be read in conjunction with:

•	USAT audited consolidated financial statements and related notes thereto as of June 30, 2017 and for the year ended June 30, 2017 as reported on Form 10-K;
•	USAT unaudited consolidated financial statements and related notes thereto as of September 30, 2017 and for the three months ended September 30, 2017 as reported on Form 10-Q;
•	Cantaloupe audited financial statements and related notes thereto as of December 31, 2016 and 2015 and for the years ended December 31, 2016 and 2015 as contained in this Form 8-K/A; and
•	Cantaloupe unaudited financial statements and related notes thereto as of September 30, 2017 and for the nine months ended September 30, 2017 and 2016 as contained in this Form 8-K/A.

The Company and Cantaloupe have different fiscal year ends. To meet the Securities and Exchange Commission’s (“SEC”) pro forma requirements of combining operating results for an annual period that ends within 93 days of the end of our latest annual fiscal period as filed with the SEC, we adjusted Cantaloupe’s historical financial information for the year ended December 31, 2016 to include the interim period ended June 30, 2017 and subtracted the comparable interim period ended June 30, 2016. The Cantaloupe revenue and net income for the six months ended June 30, 2017 were $10.6 million and $664 thousand, respectively; and, the Cantaloupe revenue and net income for the six months ended June 30, 2016 were $8.5 million and $66 thousand, respectively. We combined this Cantaloupe unaudited historical financial information for the twelve months ended June 30, 2017 with our fiscal year ended June 30, 2017 financial information to prepare the unaudited pro forma combined consolidated statement of operations.

The unaudited pro forma combined consolidated balance sheet combines the historical balance sheets of USAT and Cantaloupe as of September 30, 2017, giving effect to the Transactions as if each had occurred on September 30, 2017. The unaudited pro forma combined consolidated statements of operations for the twelve months ended June 30, 2017 and the three months ended September 30, 2017 combines the historical consolidated statements of operations of USAT and Cantaloupe, giving effect to the Transactions as if each occurred on July 1, 2016. The unaudited pro forma combined consolidated statement of operations does not purport to represent the actual results of operations that would have occurred if the Acquisition had taken place on the date specified and are not necessarily indicative of the results of operations that may be achieved in the future.

The historical combined financial information has been adjusted to give effect to events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The detailed assumptions used to prepare the pro forma financial information are contained in the notes to the unaudited pro forma combined consolidated financial statements. Items not adjusted for in the unaudited pro forma combined consolidated financial statements include the following:

•	Operating synergies that we may realize as a result of the Acquisition;
•	Any potential impact related to our assessment of the realizability of deferred tax assets acquired; and
•	Non-recurring expenses expected to be incurred in connection with the Acquisition, as it relates to the unaudited pro forma combined consolidated statement of operations.

The Acquisition has been accounted for as a business combination (in accordance with ASC 805, Business Combinations) and, as such, Cantaloupe’s assets acquired and liabilities assumed have been recorded at their respective fair values. The determination of fair value for the identifiable tangible and intangible assets acquired and liabilities assumed requires extensive use of accounting estimates and judgments. Significant estimates and assumptions include, but are not limited to, estimating future cash flows and determining the appropriate discount rate. The estimated fair values of the assets acquired and liabilities assumed on the Acquisition date included in the unaudited pro forma combined consolidated financial statements are provisional and subject to change. Any changes to the final fair values could be material.

USA TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2017

	USA Technologies,	Cantaloupe Systems, Inc. Reclassified		Conforming Accounting Policy Adjustments		Financing Adjustments		Acquisition Adjustments		USA Technologies, Inc. Pro Forma
($ in thousands, except shares)	Inc.	(Note 3)		(Note 4)		(Note 5)		(Note 6)		Combined
Assets
Current Assets:
Cash and cash equivalents	$51,870		$1,350	$-		$27,444	(a)	$(69,292)	(a)	$11,372
Accounts receivable, net	10,288		4,748	-		-		-		15,036
Finance receivables, net	3,082		-	1,566	(a)	-		-		4,648
Inventory	8,240		851	-		-		23	(b)	9,114
Deferred costs, current portion	-		2,720	(2,720)	(b)	-		-		-
Prepaid expenses and other current assets	1,122		788	-		-		-		1,910
Total current assets	74,602		10,457	(1,154)		27,444		(69,269)		42,080

Non-current assets:
Finance receivables, less current portion	7,742		-	3,436	(a)	-		-		11,178
Other assets	750		50	-		-		-		800
Property and equipment, net	11,850		6,687	(4,903)	(c)	-		-		13,634
Deferred income taxes	28,205		-	-		-		-		28,205
Intangibles, net	578		528	-		-		30,272	(d)	31,378
Goodwill	11,492		162	-		-		59,001	(e)	70,655
Deferred costs, noncurrent	-		6,540	(6,540)	(b)	-		-		-
Total non-current assets	60,617		13,967	(8,007)		-		89,273		155,850
Total assets	$135,219		$24,424	$(9,161)		$27,444		$20,004		$197,930

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$14,211		$2,898	$-		$-		$-		$17,109
Accrued expenses	3,795		2,314	-		-		(3)	(f)	6,106
Deferred revenue, current portion	-		3,559	(2,851)	(b)	-		(708)	(h)	-
Line of credit, net	7,051		500	-		2,801	(b)	(500)	(f)	9,852
Capital lease obligations and current obligations under long-term debt	2,649		1,251	-		2,420	(c)	(739)	(f)(i)	5,581
Income taxes payable	10		-	-		-		-		10
Deferred gain from sale-leaseback transactions	197		-	-		-		-		197
Total current liabilities	27,913	-	10,522	(2,851)		5,221		(1,950)		38,855

Long-term liabilities
Warrant liability	-		2	-		-		(2)	(g)	-
Accrued expenses, less current portion	62		-	-		-		-		62
Deferred revenue, noncurrent	-		7,243	(7,110)	(b)	-		(133)	(h)	-
Capital lease obligations and long-term debt, less current portion	1,049		1,288	-		22,283	(c)	-		24,620
Deferred income tax liabilities	-		-	-		-		11,209	(c)	11,209
Deferred gain from sale-leaseback transactions, less current portion	99		-	-		-		-		99
Total long-term liabilities	1,210		8,533	(7,110)		22,283		11,074		35,990
Total liabilities	$29,123		$19,055	$(9,961)		$27,504		$9,124		$74,845

Redeemable convertible preferred stock	-		32,442	-		-		(32,442)	(j)	-
Shareholders' equity
Series A convertible preferred stock	3,138		-	-		-		-		3,138
Common stock	286,463		12	-		-		19,798	(j)	306,273
Additional paid in capital	-		684	-		-		(684)	(j)	-
Accumulated deficit	(183,505)		(27,769)	800	(a)(b)(c)	(60)	(d)	24,208	(j)	(186,326)
Total shareholders' equity (deficit)	$106,096		$(27,073)	$800		$(60)		$43,322		$123,085

Total liabilities, redeemable convertible preferred stock, and shareholders' equity	$135,219		$24,424	$(9,161)		$27,444		$20,004		$197,930

See accompanying notes.

USA TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2017

	USA Technologies,	Cantaloupe Systems, Inc. Reclassified	Conforming Accounting Policy Adjustments		Financing Adjustments		Acquisition Adjustments		USA Technologies, Inc. Pro Forma
($ in thousands, except shares)	Inc.	(Note 3)	(Note 4)		(Note 5)		(Note 6)		Combined
Revenues:
License and transaction fees	$19,944	$4,552	$-		$-		$-		$24,496
Equipment sales	5,673	977	1,745	(d)	-		-		8,395
Total revenues	25,617	5,529	1,745		-		-		32,891

Cost of sales:
Cost of services	13,326	970	(373)	(f)	-		-		13,923
Cost of equipment	5,090	1,064	1,571	(e)	-		-		7,725
Total cost of sales	18,416	2,034	1,198		-		-		21,648

Gross profit	7,201	3,495	547		-		-		11,243

Operating expenses:
Selling, general and administrative	6,746	3,042	-		-		-		9,788
Integration and acquisition costs	762	-	-		-		(762)	(k)	-
Depreciation and amortization	245	37	-		-		721	(d)	1,003
Total operating expenses	7,753	3,079	-		-		(41)		10,791

Operating (loss) income	(552)	416	547		-		41		452

Other income (expense):
Interest income	80	2	-		-		-		82
Interest expense	(209)	(64)	-		(390)	(e)	17	(l)	(646)
Total other expense, net	(129)	(62)	-		(390)		17		(564)

(Loss) income before income taxes	(681)	354	547		(390)		58		(112)
Benefit (provision) for income taxes	468	-			-		(80)	(m)	388

Net (loss) income	(213)	354	547		(390)		(22)		276
Preferred dividends	(334)	-	-		-		-		(334)
Net (loss) income applicable to common shares	$(547)	$354	$547		$(390)		$(22)		$(58)
Net (loss) income per common share (Note 7):
Basic and diluted	$(0.01)								$(0.00)

Weighted average number of common shares outstanding (Note 7):
Basic and diluted	47,573,364								53,548,814

See accompanying notes.

USA TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JUNE 30, 2017

	USA Technologies,	Cantaloupe Systems, Inc. Reclassified	Conforming Accounting Policy Adjustments		Financing Adjustments		Acquisition Adjustments		USA Technologies, Inc. Pro Forma
($ in thousands, except shares)	Inc.	(Note 3)	(Note 4)		(Note 5)		(Note 6)		Combined
Revenues:
License and transaction fees	$69,142	$16,773	$-		$-		$-		$85,915
Equipment sales	34,951	3,285	4,035	(d)	-		-		42,271
Total revenues	104,093	20,058	4,035		-		-		128,186

Cost of sales:
Cost of services	47,053	3,941	(1,307)	(f)	-		-		49,687
Cost of equipment	30,394	3,827	3,346	(e)	-		-		37,567
Total cost of sales	77,447	7,768	2,039		-		-		87,254

Gross profit	26,646	12,290	1,996		-		-		40,932

Operating expenses:
Selling, general and administrative	25,493	10,920	-		-		-		36,413
Depreciation and amortization	1,018	172	-		-		2,875	(d)	4,065
Total operating expenses	26,511	11,092	-		-		2,875		40,478

Operating loss (income)	135	1,198	1,996		-		(2,875)		454

Other income (expense):
Interest income	482	1	-		-		-		483
Interest expense	(892)	(300)	-		(1,612)	(e)	103	(l)	(2,701)
Change in fair value of warrant liabilities	(1,490)	-	-		-		-		(1,490)
Total other expense, net	(1,900)	(299)	-		(1,612)		103		(3,708)

(Loss) income before income taxes	(1,765)	899	1,996		(1,612)		(2,772)		(3,254)
Benefit (provision) for income taxes	(87)	(4)			-		884	(m)	793

Net (loss) income	(1,852)	895	1,996		(1,612)		(1,888)		(2,461)
Preferred dividends	(668)	-	-		-		-		(668)
Net loss applicable to common shares	$(2,520)	$895	$1,996		$(1,612)		$(1,888)		$(3,129)

Net loss per common share (Note 7):
Basic and diluted	$(0.06)								$(0.06)

Weighted average number of common shares outstanding
Basic and diluted	39,860,335								52,849,217

See accompanying notes.

USA TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

Note 1. Basis of presentation

The unaudited pro forma combined consolidated balance sheet combines the historical balance sheets of USAT and Cantaloupe as of September 30, 2017, giving effect to the Transactions as if each had occurred on September 30, 2017.

The unaudited pro forma combined consolidated statement of operations for the twelve months ended June 30, 2017 combines the historical year ended June 30, 2017 results for USAT and the historical twelve months ended June 30, 2017 for Cantaloupe to conform to USAT’s fiscal year-end. The unaudited pro forma combined consolidated statement of operations for the three months ended September 30, 2017 combines the historical first quarter ended September 30, 2017 results for USAT and the historical three month period ended September 30, 2017 for Cantaloupe. The unaudited pro forma combined consolidated statements of operations give effect to the Transactions as if each occurred on July 1, 2016.

The unaudited pro forma combined consolidated statements of operations do not reflect the non-recurring expenses that we incurred in connection with the Transactions, including fees to financing sources, attorneys, accountants and other professional advisors, the write-off of deferred financing costs, and other transaction-related costs that will not be capitalized. Additionally, the unaudited pro forma combined consolidated statements of operations do not reflect the effects of any anticipated cost savings and any related non-recurring costs to achieve those cost savings. The unaudited pro forma combined consolidated statements of operations do not purport to represent our actual results of operations that would have occurred if the acquisitions had taken place on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma financial statements includes certain reclassifications to conform the historical financial information of Cantaloupe to our financial presentation as discussed in Note 3, Reclassifications.

Note 2. Preliminary consideration transferred

USAT completed the acquisition of 100% of the outstanding shares of Cantaloupe on November 9, 2017, upon which Cantaloupe became a wholly-owned subsidiary of USAT. As part of the transaction and pursuant to the Merger Agreement, all of the outstanding options and warrants to acquire the stock of Cantaloupe were cancelled.

The following table summarizes the preliminary fair value of total consideration transferred to Cantaloupe stockholders, warrantholders, and option holders at the Acquisition date of November 9, 2017:

($ in thousands)
Cash consideration	$65,181
USAT shares issued as stock consideration (1)	19,810
Total consideration	$84,991

(1)

Represents the stock consideration amount pursuant to the terms and conditions of the Merger Agreement equal to the 3,423,367 USAT Shares issued by the Company, multiplied by the fair market value per share of the USAT common stock, as determined by the Merger Agreement. Pursuant to an Escrow Agreement, 1,496,707 of the USAT Shares, with a value of $8.7 million as determined under the Merger Agreement, were not delivered to the former stockholders or warrantholders of Cantaloupe but are to be held in escrow for a minimum of fifteen months following the Acquisition as partial security for certain indemnification obligations of the former stockholders and warrantholders of Cantaloupe under the Merger Agreement.

The purchase price of Cantaloupe is allocated to the following assets acquired and liabilities assumed as if the Acquisition occurred on September 30, 2017:

($ in thousands)
Accounts receivable, net	$4,748
Finance receivable, net	1,566
Inventory	874
Prepaid expense and other current assets	788
Finance receivables, less current portion	3,436
Other assets	50
Property, plant and equipment	1,784
Intangibles, net	30,800
Goodwill	59,163
Total assets acquired	103,209
Accounts payable	(2,898)
Accrued expenses	(2,311)
Deferred income tax liabilities	(11,209)
Capital lease obligations and current obligations under long-term debt	(512)
Capital lease obligations and long-term debt, less current portion	(1,288)
Total net assets acquired	$84,991

Note 3. Reclassifications

The following identifies the reclassifications made to Cantaloupe’s historical financial statements in order to conform to our financial statement presentation:

Cantaloupe reclassifications in the unaudited pro forma combined consolidated balance sheet as of September 30, 2017

	Cantaloupe Systems, Inc.	Cantaloupe Systems, Inc.		Cantaloupe Systems, Inc.
($ in thousands)	Historical	Reclassifications		Reclassified
Current portion of long‐term debt	$585	$(585)	(a)	$-
Current portion of related party promissory notes	666	(666)	(b)	-
Capital lease obligations and current obligations under long-term debt	-	1,251	(a)(b)	1,251
Related party promissory notes, less current portion	1,288	(1,288)	(c)	-
Capital lease obligations and long-term debt, less current portion	-	1,288	(c)	1,288

(a)

Represents the reclassification of current portion of long-term debt on Cantaloupe’s balance sheet into capital lease obligations and current obligations under long-term debt to conform to USAT’s balance sheet presentation.

(b)

Represents the reclassification of current portion of related party promissory notes on Cantaloupe’s balance sheet into capital lease obligations and current obligations under long-term debt to conform to USAT’s balance sheet presentation.

(c)

Represents the reclassification of related party promissory notes, less current portion on Cantaloupe’s balance sheet into capital lease obligations and long-term debt, less current portion to conform to USAT’s balance sheet presentation.

Cantaloupe reclassifications in the unaudited pro forma combined consolidated statements of operations

Three months ended September 30, 2017:

	Cantaloupe Systems, Inc.	Cantaloupe Systems, Inc.		Cantaloupe Systems, Inc.
($ in thousands)	Historical	Reclassifications		Reclassified
Revenue	$5,529	$(5,529)	(d)(e)	$-
Equipment sales	-	977	(d)	977
License and transaction fees	-	4,552	(e)	4,552
Cost of revenue	2,033	(2,033)	(f)(g)	-
Cost of equipment	-	1,064	(f)	1,064
Cost of services	-	970	(g)	970
Depreciation and amortization	-	37	(h)	37
Research and development	896	(896)	(i)	-
Sales and marketing	893	(893)	(i)	-
General and administration	1,291	(1,291)	(h)(i)	-
Selling, general and administrative	-	3,042	(i)	3,042
Interest and other expense, net	(62)	62	(j)	-
Interest expense	-	(64)	(j)	(64)
Interest income	-	2	(j)	2

Twelve months ended June 30, 2017:

	Cantaloupe Systems, Inc.	Cantaloupe Systems, Inc.		Cantaloupe Systems, Inc.
($ in thousands)	Historical	Reclassifications		Reclassified
Revenue	$20,058	$(20,058)	(d)(e)	$-
Equipment sales	-	3,285	(d)	3,285
License and transaction fees	-	16,773	(e)	16,773
Cost of revenue	7,768	(7,768)	(f)(g)	-
Cost of equipment	-	3,827	(f)	3,827
Cost of services	-	3,941	(g)	3,941
Depreciation and amortization	-	172	(h)	172
Research and development	3,584	(3,584)	(i)	-
Sales and marketing	2,092	(2,092)	(i)	-
General and administration	5,416	(5,416)	(h)(i)	-
Selling, general and administrative	-	10,920	(i)	10,920
Interest and other expense, net	(299)	299	(j)	-
Interest expense	-	(300)	(j)	(300)
Interest income	-	1	(j)	1

(d)	Represents the reclassification of Cantaloupe revenue on Cantaloupe’s statement of operations into equipment sales to conform to USAT’s statement of income presentation.

(e)	Represents the reclassification of Cantaloupe revenue on Cantaloupe’s statement of operations into license and transaction fees to conform to USAT’s statement of income presentation.

(f)	Represents the reclassification of Cantaloupe cost of revenue on Cantaloupe’s statement of operations into cost of equipment to conform to USAT’s statement of income presentation.

(g)	Represents the reclassification of Cantaloupe cost of revenue on Cantaloupe’s statement of operations into cost of services to conform to USAT’s statement of income presentation.

(h)

Represents the reclassification of Cantaloupe general and administration on Cantaloupe’s statement of operations into depreciation and amortization to conform to USAT’s statement of income presentation.

(i)

Represents the reclassifications of Cantaloupe research and development, sales and marketing, and general and administration, respectively, on Cantaloupe’s statement of operations into selling, general and administrative to conform to USAT’s statement of income presentation.

(j)

Represents the reclassification of Cantaloupe interest and other expense, net on Cantaloupe’s statement of operations into interest expense, and income, respectively, to conform to USAT’s statement of income presentation.

Note 4.Accounting Policies

Management performed a review of Cantaloupe’s significant accounting policies for the purpose of identifying any material differences and noted an accounting policy difference related to multiple element arrangements, whereby Cantaloupe historically recognized the sale of its cashless payment devices and the related services as one unit of accounting (over the length of the contract) and USAT recognizes these elements as separate deliverables (with equipment sales recognized up-front for outright sales or for leases determined to qualify as sales-type in accordance with ASC 840 Leases).  As a result, the pro forma financial statements include the following adjustments to recognize Cantaloupe revenue related to the sale of equipment up-front:

(a)	Adjustment to record the remaining finance receivable balance at September 30, 2017 for sales-type leases.

(b)	Adjustment to eliminate deferred revenue and deferred cost of equipment at September 30, 2017 related to the sale of cashless payment hardware.

(c)	Adjustment to eliminate cashless payment hardware assets and related accumulated depreciation at September 30, 2017 for sales-type leases:

As of
($ in thousands)	September 30, 2017
Cashless payment hardware assets	$(7,693)
Accumulated depreciation	2,790
Total adjustment to property and equipment, net	$(4,903)

(d)	Refer to the table below for adjustments to equipment revenue:

	Three months ended	Twelve months ended
($ in thousands)	September 30, 2017	June 30, 2017
Record revenue for equipment sales (1)	$2,721	$7,320
Eliminate revenue for previously deferred equipment sales (2)	(976)	(3,285)
Total adjustment	$1,745	$4,035

(1)

Adjustment to recognize revenue for cashless payment hardware related to new contracts comprising outright sales or sales-type leases during the three months ended September 30, 2017 and twelve months ended June 30, 2017.

(2)

Adjustment to eliminate revenue for three months ended September 30, 2017 and twelve months ended June 30, 2017 related to the deferred portion of previous sales which were being recognized ratably over the contract.

(e)	Refer to the table below for adjustments to cost of equipment sales:

	Three months ended	Twelve months ended
($ in thousands)	September 30, 2017	June 30, 2017
Record cost of sales for equipment sales (1)	$2,544	$6,767
Eliminate cost of equipment sales for previously deferred equipment sales (2)	(973)	(3,421)
Total adjustment	$1,571	$3,346

(1)

Adjustment to recognize cost of sales for cashless payment hardware related to new contracts comprising outright sales or sales-type leases during the three months ended September 30, 2017 and twelve months ended June 30, 2017.

(2)

Adjustment to eliminate cost of equipment for three months ended September 30, 2017 and twelve months ended June 30, 2017 related to the deferred portion of previous sales which were being recognized ratably over the contract.

(f)

Adjustment to eliminate depreciation expense for the three months ended September 30, 2017 and the twelve months ended June 30, 2017 related to cashless payment hardware considered to be sales-type leases.

Note 5.Pro forma adjustments related to the Financing

The unaudited pro forma combined consolidated financial statements reflect the following adjustments related to the Financing:

(a)	Adjustment to cash represents the following:

As of
($ in thousands)	September 30, 2017
Repayment of the Heritage Line of Credit	$(7,111)
Amount borrowed under the Term Loan	25,000
Amount borrowed under the Line of Credit	10,000
Cash paid for fees related to the Term Loan	(297)
Cash paid for fees related to the Line of Credit	(148)
Total adjustment to cash	$27,444
(b)	Adjustment to line of credit, net represents the following:

As of
($ in thousands)	September 30, 2017
Repayment of the Heritage Line of Credit	$(7,111)
Eliminate deferred financing fees related to the Heritage Line of Credit	60
Record amounts borrowed under the Line of Credit	10,000
Record deferred financing fees related to the new Line of Credit	(148)
Total adjustment to Line of Credit, net	$2,801

(c)	Adjustment to capital lease obligations and long-term debt represents the following:

As of
($ in thousands)	September 30, 2017
Record current portion of the Term Loan, gross	$2,500
Less: deferred financing fees, current portion	(80)
Total adjustment to capital lease obligations and current obligations under long-term debt	$2,420

Record long-term portion of the Term Loan, gross	22,500
Less: deferred financing fees, non-current portion	(217)
Total adjustment to capital lease obligations and long-term debt, less current portion	$22,283
(d)	Represents the write-off of unamortized deferred financing fees related to the Heritage Line of Credit through accumulated deficit.
(e)	Adjustment to interest expense consists of the following:

	Three months ended	Twelve months ended
($ in thousands)	September 30, 2017	June 30, 2017
Eliminate interest expense associated with the Heritage Line of Credit	$118	$495
Record interest expense associated with the Term Loan	(352)	(1,491)
Record interest expense associated with the Line of Credit	(148)	(586)
Record amortization of deferred financing fees	(8)	(30)
Pro forma adjustment to interest expense	$(390)	$(1,612)

A 0.125% change in the estimated interest rates on the variable rate indebtedness at the closing of the Transactions, would result in an increase or decrease in the pro forma annual interest expense of approximately $31 thousand annually and $7 thousand for a three month period.

Note 6.Pro forma adjustments related to the Acquisition

The unaudited pro forma combined consolidated financial statements reflect the following adjustments related to the Acquisition:

(a)	Adjustment to cash and cash equivalents represents the following:

As of
($ in thousands)	September 30, 2017
Consideration transferred to Cantaloupe stockholders, warrantholders and option holders	$(63,267)
Less: Cantaloupe settlement of debt (1)	(269)
Estimated working capital adjustment (2)	(181)
Working capital held in escrow (3)	(300)
Change in control paid by USAT (4)	(200)
Payment by USAT to settle outstanding Cantaloupe debt at close	(1,246)
Transaction costs paid by USAT on behalf of Cantaloupe at close	(1,068)
Cash paid for additional Acquisition costs expected to be incurred by USAT through close	(2,761)
Pro forma adjustment	$(69,292)

(1)	Represents adjustment for Cantaloupe’s payment of $269 thousand to settle debt not assumed in the Acquisition.
(2)	Represents the estimated working capital adjustment pursuant to the terms and conditions of the Merger Agreement.

(3)

Represents amounts for the purpose of compensating the Company in the event of a post-closing negative adjustment to certain items, including Cantaloupe’s working capital, pursuant to the terms and conditions of the Merger Agreement.

(4)	Represents a change in control payment by USAT on behalf of Cantaloupe, pursuant to the terms and conditions of the Merger Agreement.

(b)

Adjustment to record the acquired inventory at its estimated fair value. USAT will recognize the increased value of inventory in cost of sales as the inventory is sold. As there is no continuing impact of the inventory adjustment to USAT’s results, the cost of sales associated with the increase in inventory value is not reflected in the unaudited pro forma combined consolidated statements of operations.

(c)

Adjustment to record the estimated deferred tax impacts of acquisition accounting adjustments primarily related to intangible assets. The $11.2 million of incremental deferred tax liabilities were calculated based on the tax effect of the estimated step-up in basis of the net assets of Cantaloupe, excluding the amount attributable to goodwill, using an estimated statutory rate of 37.0%.

(d)

Adjustment to record the acquired identifiable intangible assets and the related amortization expense. The estimated fair values of developed technology and trade names were determined using the relief from royalty method, a form of the income approach, which estimates the fair value of an asset by quantifying the cost savings derived from owning the asset instead of paying a royalty to license the asset from a third party. The estimated fair value of customer relationships was determined using the multi-period excess earnings method, a form of the income approach. The principle behind this method is that the value of the intangible asset is equal to the present value of the after-tax cash flows attributable to the intangible asset only. Contributory asset charges are taken for all other assets that contribute to the generation of the customer relationship’s cash flows.

The following tables represent information related to the intangible assets and the related amortization expense:

	Estimated	Estimated
($ in thousands)	Fair Value	Useful Lives
Customer relationships	$18,900	18 years
Developed technology	10,300	6 years
Trade names	1,600	7 years
Total acquired intangible assets	$30,800
Less: Cantaloupe’s historical intangible assets	(528)
Pro forma adjustment	$30,272

	Three months ended	Twelve months ended
($ in thousands)	September 30, 2017	June 30, 2017
Eliminate Cantaloupe’s historical amortization expense	$(28)	$(121)
Record amortization expense for the acquired intangible assets	749	2,996
Pro forma adjustment	$721	$2,875

(e)

Goodwill is calculated as the difference between the estimated purchase price and the fair value of identifiable tangible and intangible assets acquired net of liabilities assumed. The adjustment is preliminary and subject to change based upon final determination of the fair value of assets acquired and liabilities assumed and finalization of working capital adjustments to the purchase price.

(f)

Adjustment to represent USAT repaying Cantaloupe’s historical Silicon Valley Bank loan and line of credit in the amount of $470 thousand related to capital lease obligations and current obligations under long-term debt, $500 thousand related to line of credit, net, and $3 thousand related to accrued expenses, as part of the closing of the Acquisition.

(g)	Adjustment to settle outstanding warrant liabilities at close pursuant to the terms and conditions in the Merger Agreement.

(h)	Adjustment to eliminate Cantaloupe’s historical deferred revenue balances for which no remaining performance obligations exist.

(i)	Adjustment to eliminate $269 thousand of Cantaloupe’s historical debt settled by Cantaloupe prior to the Acquisition.

(j)	Refer to the table below for a summary of adjustments to shareholders’ equity and redeemable convertible preferred stock:

As of
($ in thousands)	September 30, 2017
Eliminate historical redeemable convertible preferred stock	$(32,442)
Eliminate historical common stock	(12)
Eliminate historical additional paid in capital	(684)
Eliminate accumulated deficit	27,769
Issuance of USAT common stock as Stock Consideration	19,810
Accounting policy adjustment to historical equity	(800)
Record additional Acquisition costs expected to be incurred by USAT through close (1)	(2,761)
Pro forma adjustment	$10,880

(1)

Adjustment for estimated additional Acquisition costs is included in retained earnings for presentation purposes only because the costs are non-recurring and therefore only presented on the unaudited pro forma combined consolidated balance sheet.

(k)	Adjustment to eliminate $762 thousand of non-recurring transaction-related expenses incurred by USAT through September 30, 2017 in connection with the Acquisition.

(l)	Adjustment to eliminate Cantaloupe’s historical interest expense related to Silicon Valley Bank loan and line of credit that were settled by USAT as part of the Acquisition.

(m)

An estimated income tax rate of approximately 37.0% has been used for the pro forma adjustments, including the adjustments for the Acquisition, the Financing and conforming accounting policies for the year ended June 30, 2017 and the three months ended September 30, 2017. The estimated income tax rate is based on the applicable enacted statutory rates for the period. The rate is an estimate and does not reflect the Company’s effective tax rate, which includes other items and may be significantly different than the rates assumed for purposes of preparing these unaudited pro forma financial statements.

Note 7. Earnings per share information

The unaudited pro forma combined basic and diluted earnings per share for the period presented are based on the basic and diluted weighted-average number of common shares outstanding.  The pro forma combined shares outstanding for the twelve months ended June 30, 2017 and the three months ended September 30, 2017 are impacted by the July 19, 2017 offering of 9,583,332 shares, and the 3,423,367 shares which were issued by the Company as stock consideration in connection with the Acquisition.

The unaudited pro forma basic and diluted EPS are calculated as follows:

	Three months ended	Twelve months ended
($ in thousands, except share and per share data)	September 30, 2017	June 30, 2017
Pro forma net income (loss)	$(58)	$(3,129)
Pro forma basic weighted-average common stock outstanding	53,548,814	52,849,217
Pro forma basic and diluted EPS	$(0.00)	$(0.06)